UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):   October 15, 2007

BALLISTIC RECOVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road
South St. Paul, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(651) 457-7491
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2007, John Gilmore resigned from his position as Vice President of Sales of Ballistic Recovery Systems, Inc. (the “Company”).  Mr. Gilmore continues to be an employee of the Company and currently serves as Director, Cessna Customer Support.

Effective December 14, 2007, Donald Hedquist resigned from his position as Chief Financial Officer of the Company.  Larry E. Williams, the Company’s Chief Executive Officer, President, and Chief Operating Officer, will serve as the Company’s interim Chief Financial Officer until we hire a new chief financial officer.

Effective December 14, 2007, Gary Moore was appointed to the position of Vice President of Sales & Marketing.  Prior to this appointment, Mr. Moore, 51, served as our Vice President of Government Sales and International since June 2006.  Mr. Moore has over 30 years military and commercial aerospace experience.  From October 2005 to June 2006, Mr. Moore worked as an independent consultant for an international non-profit agency (AFS-USA International Programs) as well as interpreter for Hispanic clients in the Twin Cities area.  From May 2002 to September 2005, Mr. Moore was a Subcontracts Manager and International Business Development/Sales Manager with Lockheed Martin, managing and negotiating international supplier contracts, among other responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.

Date: December 19, 2007	By:	/s/ Larry E. Williams
Larry E. Williams, Chief Executive Officer